Exhibit 99.2

Actelis Networks Announces Closing of $3.5 Million Private Placement
Priced At-the-Market under Nasdaq Rules

FREMONT, Calif., May 8, 2023 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for wide area IoT applications, today announced the closing of its previously announced $3.5 million private placement of 944,670 shares of its common stock (or common stock equivalents) and warrants to purchase up to 944,670 shares of its common stock at a purchase price of $3.705 per share of common stock (or common stock equivalent) and associated warrant priced at-the-market under Nasdaq rules. The warrants have an exercise price of $3.58 per share, are exercisable immediately upon issuance and will expire five and one-half years following the issuance.

Actelis expects to use the gross proceeds from the private placement of approximately $3.5 million, together with existing cash and cash equivalents, for working capital and general corporate purposes. The Company may receive additional gross proceeds of approximately $3.38 million if the warrants are exercised in full for cash. There is no assurance that any of the warrants will be exercised.

H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Under an agreement with the investors, the Company agreed to file an initial registration statement with the SEC covering the resale of the securities described above no later than 20 days following the date of the definitive agreement and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days following the date of the definitive agreement in the event of a “full review” by the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

Matt Glover and Ralf Esper

Gateway Investor Relations

+1 949-574-3860

ASNS@gatewayir.com